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                                                                  EXHIBIT 22.1



DOMESTIC                                            STATE OF INCORPORATION
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FAF Domestic Air Freight Services                   California
FNC International, Inc.                             California
Fritz International Insurance Broker                California
Fritz Transportation International                  California
Frontier Container Line, Inc.                       California
Arthur J. Fritz & Co.                               Delaware
Fritz Companies, Inc.                               Delaware
Frontier Freight Forwarders, Inc.                   Florida
Unlimited National, Inc.                            Illinois
Unlimited Warehousing, Inc.                         Illinois
Logistics Service (U.S.A.) Co. Inc.                 New Jersey
M.D.S. (Atlantic), Inc.                             New Jersey
Wall Shipping Co., Inc.                             New Jersey
FCI Logistics, Inc.                                 Oklahoma
Air Compak International, Inc.                      Pennsylvania
Fritz Air Freight,Inc.                              Texas
Fritz Export Packing, Inc.                          Texas
TG International, Inc.                              Texas
Trucat International, Ltd.                          Texas


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EUROPE                                              COUNTRY OF INCORPORATION
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Fritz Companies (Austria) GmbH                      Austria
Fritz Companies Belgium N.V.                        Belgium
Fritz Companies (Czech) S.R.O.                      Czech Republic
Oy Nielsen Global Freight AB                        Finland
Fritz Companies France S.A.                         France
Fritz Companies (Deutschland) GMBH                  Germany
Fritz Companies (Ireland) Limited                   Ireland
Fritz Companies C.B. Ltd.                           Israel
Fritz Companies Israel T. Ltd.                      Israel
Fritz Companies (Italy) S.R.L.                      Italy
Globe Financial S.A.                                Luxembourg
Airtex International B.V.                           Netherlands
FCI Holdings International B.V.                     Netherlands
Fritz Companies Nederlands B.V.                     Netherlands
Fritz Companies Norway AS                           Norway
Fritz Companies (C.I.S.)                            Russia
Wal-Rus, Ltd.                                       Russia
Trucat Intl. Jet Air AB                             Sweden
Jet Air Travel Service AB                           Sweden
Fritz Companies (Switzerland) AG                    Switzerland
Fritz International Transport Trade Ltd.            Turkey
Fritz Companies Ukraina                             Ukraine
Air Compak International (U.K.) Ltd.                United Kingdom
Fritz Companies (UK) Limited                        United Kingdom

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AMERICAS                                            COUNTRY OF INCORPORATION
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Fritz De Argentina S.A.                             Argentina
Laugus Cargo S.A.                                   Argentina
Fritz Do Brasil Transportes Internacionais Ltda.    Brazil
Fritz Trans-Shoes Agenciamento De Transportes
        Nacionais E Internacionais, Ltda.           Brazil
Rodo Export Transportes Nacionais E
        Internacionais Ltda.                        Brazil
Air Compak International (Canada) Inc.              Canada
Amstel Inc.                                         Canada(Federal)100%
Denpha Customs Brokers Inc.                         Canada(Federal)100%
243393 Ontario Limited                              Canada(Ontario)100%
Fritz Companies Canada Inc.                         Canada (N.B.)
Fritz Starber Inc.                                  Canada(Ontario)
Secomat Inc.                                        Canada (Quebec)
Fritz Chile S.A.                                    Chile
Fritz Internacional S.A.                            Costa Rica
Fritz De Santo Domingo S.A.                         Dominican Rep.
Transportadora Maritima De Carga S.A.               Dominican Rep.
Fritz El Salvador S.A. de C.V.                      El Salvador
Fritz Guatemala S.A.                                Guatemala
FCI Companies De Mexico S.A. de C.V.                Mexico
Fritz Companies de Mexico S.A. de C.V.              Mexico
Trade and Service I.D.M. S.A. de C.V.               Mexico
Fritz Companies (Panama) Inc.                       Panama
Fritz Container Line Inc.                           Panama
Mirabel International Transport S.A.                Panama
Fritz del Peru S.A.                                 Peru
Fritz Companies Peru S.A.                           Peru
Fritz Companies Puerto Rico, Inc.                   Puerto Rico
Fritz Almacenes Generales C.A.                      Venezuela             .
Fritz Customs Brokers S.A.                          Venezuela
Fritz Venezuela S.A.                                Venezuela



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ASIA                                                COUNTRY OF INCORPORATION
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Fritz Air Freight (Bangladesh) Ltd.                 Bangladesh
Fritz Ocean Freight (Bangladesh) Ltd.               Bangladesh
Amel Express Limited                                Hong Kong
Fritz Air Freight Beijing (H.K.) Limited            Hong Kong
Fritz Air Freight (H.K.) Limited                    Hong Kong
Fritz Air Freight Shanghai (H.K.) Limited           Hong Kong
Fritz China Services (H.K.) Limited                 Hong Kong
Fritz Companies India (H.K.) Ltd.                   Hong Kong
Fritz Transportation International (H.K.) Limited   Hong Kong
Fritz Transportation International
         Xiamen (H.K.) Limited                      Hong Kong
Intertrans Cargo Services (H.K.) Ltd.               Hong Kong
Intertrans Consulting Services Ltd.                 Hong Kong
J.F.T.  Sea-Air Consolidation, Ltd.                 Hong Kong
Logistics Air Service Ltd.                          Hong Kong
Logistics Euro-Freight Ltd.                         Hong Kong
Logistics Far East Co. Ltd.                         Hong Kong
Logistics (Holdings) Ltd.                           Hong Kong
Logistics Services (H.K.) Co. Ltd.                  Hong Kong
Logistics Terminal Limited                          Hong Kong
United Great Shipping Ltd.                          Hong Kong
Fritz Freight Forwarding India Private Ltd.         India
P.T. Fritz Ritra International
         Transportation Services                    Indonesia
Fritz Air Freight (Korea) Co. Ltd.                  Korea
Fritz Transportation International(Korea)Co.Ltd.    Korea
Fritz Logistics Services (M) SDN. BHD.              Malaysia
FIT Forwarding SDN. BHD                             Malaysia
FIT Logistics SDN. BHD                              Malaysia
Fritz Logistics SDN. BHD.                           Malaysia
Fritz Transportation International
        (Malaysia)SDN BHD                           Malaysia
Fritz Air Freight Nepal (Private) Limited           Nepal
Fritz Companies Pakistan (Private) Limited          Pakistan
Logistics Service (Tianjin) Co. Ltd.                PRC
Shanghai Outer GAO QIAO Fritz Co., Ltd.             PRC
FAF Airfreight Phils., Inc.                         Philippines
FTI (Philippines) Inc.                              Philippines
Philippine Logistics Services, Inc.                 Philippines
FAF-Fritz PTE Ltd.                                  Singapore
Fritz Logistics (s) Pte. Ltd.                       Singapore
FTI-Fritz PTE Ltd.                                  Singapore
Logistics Transport (s) Pte. Ltd.                   Singapore
Masters Airfreight Pte. Ltd.                        Singapore
Fritz Air Freight (Private) Limited                 Sri Lanka
Fritz Transportation International
       (Private) Limited                            Sri Lanka
Union Transport (Private) Limited                   Sri Lanka
Fong Ching Airfreight Co. Ltd./
        Fritz Air Freight (Taiwan) Co., Ltd.        Taiwan
Fritz Transportation International
        (Taiwan) Co., Ltd.                           Taiwan
Logistics Service (Taiwan) Co. Ltd.                 Taiwan
FAF-Fritz (Thailand) Limited                        Thailand
Fritz Transportation International
        (Thailand) Limited                          Thailand
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MISCELLANEOUS                               COUNTRY OF INCORPORATION
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Air Compak International
         (Australia) Pty. Ltd.                      Australia
AFA AirFreight Pty. Ltd.                            Australia
Arthur J. Fritz & Co. Pty. Ltd.                     Australia
Expediters Pty. Ltd.                                Australia
Fritz-Fliway Pty. Ltd.                              Australia
Global Sky Express (Aust.) Pty. Ltd.                Australia
Hargrave Edwards, Co. Pty. Ltd.                     Australia
Intertrans Australia Pty. Ltd.                      Australia
Mavin (Aust.) Pty. Ltd.                             Australia
Park Freight International Pty.Ltd.                 Australia
QAFCO Pty. Ltd.                                     Australia
Trade Management Australia Pty. Ltd.                Australia
Fritz Companies South Africa
         (Proprietary) Ltd.                         South Africa